Exhibit 99.1

                    For Immediate Release İ Global Communications İ MetLife, Inc.

METLIFE ANNOUNCES THIRD QUARTER 2023 RESULTS
NEW YORK, November 1, 2023 - MetLife, Inc. (NYSE: MET) today announced its third quarter 2023 results.
Third Quarter Results Summary*
•Net income of $422 million, or $0.56 per share, compared to net income of $1.1 billion, or $1.37 per share, in the third quarter of 2022.
•Adjusted earnings of $1.5 billion, or $1.97 per share, compared to adjusted earnings of $1.1 billion, or $1.37 per share, in the third quarter of 2022.
•Book value of $29.34 per share, down 10 percent from $32.48 per share at September 30, 2022.
•Book value, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA), of $53.00 per share, up 2 percent from $52.04 per share at September 30, 2022.
•Return on equity (ROE) of 7.0 percent.
•Adjusted ROE, excluding AOCI other than FCTA, of 14.9 percent.
•Holding company cash and liquid assets of $4.9 billion at September 30, 2023, which is above the target cash buffer of $3.0 - $4.0 billion.

“In the third quarter, MetLife delivered strong underlying results that affirm our business momentum and our financial strength," said MetLife President and CEO Michel Khalaf. "Our unyielding focus on execution positions us to effectively navigate the current environment while creating long-term value for our shareholders and other stakeholders.”

*Long-Duration Targeted Improvements (LDTI)
Financial results presented in this news release reflect LDTI accounting, pursuant to Financial Accounting Standards Board Accounting Standards Update No. 2018-12, which became effective on January 1, 2023. For more information, refer to "Non-GAAP and Other Financial Disclosures."

Third Quarter 2023 Summary

($ in millions, except per share data)	Three Months Ended September 30,
	2023	2022	Change
Premiums, fees and other revenues	$13,170	$19,335	(32)%
Net investment income	4,825	3,585	35%
Net investment gains (losses)	(927)	(411)
Net derivative gains (losses)	(1,202)	(226)
Total revenues	$15,866	$22,283

Adjusted premiums, fees and other revenues	$13,181	$19,295	(32)%
Adjusted premiums, fees and other revenues, excluding pension risk transfers (PRT)	$11,720	$10,829	8%

Market risk benefit remeasurement gains (losses)	$796	$965

Net income (loss)	$422	$1,098	(62)%
Net income (loss) per share	$0.56	$1.37	(59)%

Adjusted earnings	$1,488	$1,100	35%
Adjusted earnings per share	$1.97	$1.37	44%
Adjusted earnings, excluding total notable items	$1,474	$1,088	35%
Adjusted earnings, excluding total notable items per share	$1.95	$1.36	43%

Book value per share	$29.34	$32.48	(10)%
Book value per share, excluding AOCI other than FCTA	$53.00	$52.04	2%

Expense ratio	18.6%	11.6%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	12.3%	12.4%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	20.6%	20.2%

ROE	7.0%	15.8%
Adjusted ROE, excluding AOCI other than FCTA	14.9%	10.6%
Adjusted ROE, excluding total notable items (excludes AOCI other than FCTA)	14.7%	10.5%
Information regarding the non-GAAP and other financial measures included in this news release and reconciliation of the non-GAAP financial measures to GAAP measures are in “Non-GAAP and Other Financial Disclosures” below and in the tables that accompany this news release.

Supplemental slides for the third quarter of 2023, titled “3Q23 Supplemental Slides,” are available on the MetLife Investor Relations website at https://investor.metlife.com and in the Form 8-K furnished by MetLife to the U.S. Securities and Exchange Commission in connection with this earnings release. Supplemental information about MetLife's diversified global investment portfolio is contained in the "3Q23 - General Account Assets Under Management Fact Sheet," available on the above-mentioned website.

Total Company Discussion
MetLife reported third quarter 2023 premiums, fees and other revenues of $13.2 billion, down 32 percent compared to the third quarter of 2022. Adjusted premiums, fees and other revenues were also $13.2 billion, down 32 percent on both a reported and constant currency basis from the prior-year period.
Net investment income was $4.8 billion, up 35 percent from the third quarter of 2022, driven by higher interest rates and increases in the estimated fair value of certain securities that do not qualify as separate accounts under GAAP. Adjusted net investment income was $5.1 billion, up 21 percent from the prior-year period, largely driven by higher interest rates and higher variable investment income.
Net investment losses were $927 million, or $732 million after tax during the quarter primarily driven by certain required accounting adjustments associated with the pending reinsurance transaction with Global Atlantic Financial Group announced at the end of May 2023. Net derivative losses amounted to $1.2 billion, or $950 million after tax during the quarter, primarily driven by higher interest rates and changes in currency rates.

Net income was $422 million, compared to net income of $1.1 billion in the third quarter of 2022. The decline in net income from the year-ago period was driven by the increase in net derivative losses and the mark-to-market impact on securities that are expected to be transferred with the pending reinsurance transaction with Global Atlantic. On a per-share basis, net income was $0.56, compared to net income of $1.37 in the prior-year period.
MetLife reported adjusted earnings of $1.5 billion, up 35 percent on a reported basis, and up 33 percent on a constant currency basis from the third quarter of 2022. On a per-share basis, adjusted earnings were $1.97, up 44 percent from the prior-year period.

Annual Actuarial Assumption Review and Other Insurance Adjustments
In the third quarter of 2023, MetLife performed the company's annual global actuarial assumption review. The actuarial assumption review and other insurance adjustments during the quarter positively impacted net income by $8 million and adjusted earnings by $14 million.

Adjusted Earnings by Segment Summary*

	Three Months Ended September 30, 2023
Segment	Change from prior-year period	Change from prior-year period (on a constant currency basis)
U.S.	30%
Asia	3%	5%
Latin America	25%	8%
Europe, the Middle East and Africa (EMEA)	38%	35%
MetLife Holdings	78%
*The percentages in this table are on a reported and constant currency basis, and do not exclude notable items.

Business Discussions
All comparisons of the results for the third quarter of 2023 in the business discussions that follow are with the third quarter of 2022, unless otherwise noted. The third quarter of 2023 notable items table follows the Business Discussions section of this release.

U.S.

($ in millions)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Change
Adjusted earnings	$980	$751	30%
Adjusted premiums, fees and other revenues	$8,344	$14,754	(43)%
Adjusted premiums, fees and other revenues, excluding PRT	$6,883	$6,288	9%
Notable item(s)	$88	$79

•Adjusted earnings were $980 million, up 30 percent, primarily driven by higher recurring interest margins, favorable underwriting margins and volume growth, as well as the positive impact of the annual actuarial assumption review.
•Excluding notable items from both periods, adjusted earnings were up 33 percent.
•Adjusted premiums, fees and other revenues were $8.3 billion, down 43 percent, primarily due to a large pension risk transfer transaction in the prior-year period. Excluding pension risk transfers, adjusted premiums, fees and other revenues were up 9 percent, primarily driven by growth in Group Benefits and strong structured settlement sales in RIS.

Group Benefits

($ in millions)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Change
Adjusted earnings	$510	$417	22%
Adjusted premiums, fees and other revenues	$5,866	$5,707	3%
Notable item(s)	$27	$0

•Adjusted earnings were $510 million, up 22 percent, primarily driven by favorable underwriting margins and volume growth, as well as the positive impact of the annual actuarial assumption review.
•Excluding notable items from both periods, adjusted earnings were up 16 percent.
•Adjusted premiums, fees and other revenues were $5.9 billion, up 3 percent, driven by solid underlying growth across most products, including voluntary.
•Sales were up 11 percent year to date, driven by strong growth across both core and voluntary products, including higher jumbo case activity.

Retirement and Income Solutions

($ in millions)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Change
Adjusted earnings	$470	$334	41%
Adjusted premiums, fees and other revenues	$2,478	$9,047	(73)%
Adjusted premiums, fees and other revenues, excluding PRT	$1,017	$581	75%
Notable item(s)	$61	$79

•Adjusted earnings were $470 million, up 41 percent, largely driven by higher recurring interest margins, higher variable investment income and volume growth, as well as the positive impact of the annual actuarial assumption review.
•Excluding notable items from both periods, adjusted earnings were up 60 percent.
•Adjusted premiums, fees and other revenues were $2.5 billion, down 73 percent, as a result of pension risk transfer sales of $1.5 billion compared to $8.5 billion in the prior-year period.
•Excluding pension risk transfers, adjusted premiums, fees and other revenues were $1.0 billion, up 75 percent, primarily driven by strong structured settlement sales, growth in UK longevity reinsurance and post-retirement benefits sales.
•Sales were down 41 percent year to date, primarily due to higher pension risk transfer and higher stable value sales in the prior-year period.

ASIA

($ in millions)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Change
Adjusted earnings	$275	$267	3%
Adjusted earnings (constant currency)	$275	$263	5%
Adjusted premiums, fees and other revenues	$1,743	$1,805	(3)%
Notable item(s)	$(94)	$(32)
Asia general account assets under management (at amortized cost)	$124,684	$119,302	5%

•Adjusted earnings were $275 million, up 3 percent on a reported basis, and up 5 percent on a constant currency basis, largely driven by higher variable investment income, higher recurring interest margins, as well as continued volume growth. The notable item is related to the annual actuarial assumption review.
•Excluding notable items from both periods, adjusted earnings were up 23 percent.
•Adjusted premiums, fees and other revenues were $1.7 billion, down 3 percent on a reported basis, and down 1 percent on a constant currency basis.
•Asia general account assets under management (at amortized cost) were $124.7 billion, up 5 percent on both a reported and constant currency basis.
•Sales were $603 million, up 5 percent on a constant currency basis, primarily driven by strong life sales in Japan and Korea.

LATIN AMERICA

($ in millions)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Change
Adjusted earnings	$199	$159	25%
Adjusted earnings (constant currency)	$199	$185	8%
Adjusted premiums, fees and other revenues	$1,484	$1,125	32%
Notable item(s)	$0	$1

•Adjusted earnings were $199 million, up 25 percent on a reported basis, and up 8 percent on a constant currency basis, primarily driven by volume growth and favorable underwriting, partially offset by lower recurring interest margins, largely due to lower inflation in Chile.
•Excluding notable items from both periods, adjusted earnings were up 26 percent.
•Adjusted premiums, fees and other revenues were $1.5 billion, up 32 percent on a reported basis, and up 16 percent on a constant currency basis, driven by strong sales in Mexico and Chile and solid persistency across the region.
•Sales were $378 million, up 16 percent on a constant currency basis, driven by growth in Mexico and Chile.

EMEA

($ in millions)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Change
Adjusted earnings	$88	$64	38%
Adjusted earnings (constant currency)	$88	$65	35%
Adjusted premiums, fees and other revenues	$588	$537	9%
Notable item(s)	$18	$15

•Adjusted earnings were $88 million, up 38 percent on a reported basis, and up 35 percent on a constant currency basis, primarily driven by volume growth, higher recurring interest margins, and favorable underwriting, as well as the positive impact of the annual actuarial assumption review and other insurance adjustments, partially offset by higher expenses.
•Excluding notable items from both periods, adjusted earnings were up 43 percent.
•Adjusted premiums, fees and other revenues were $588 million, up 9 percent on both a reported and constant currency basis, primarily due to strong sales across the region.
•Sales were $201 million, up 20 percent on a constant currency basis, driven by growth across the region.

METLIFE HOLDINGS

($ in millions)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Change
Adjusted earnings	$208	$117	78%
Adjusted premiums, fees and other revenues	$910	$986	(8)%
Notable item(s)	$2	$(51)

•Adjusted earnings were $208 million, up 78 percent, largely driven by higher variable investment income, as well as the positive impact of the annual actuarial assumption review and other insurance adjustments.
•Excluding notable items from both periods, adjusted earnings were up 23 percent.
•Adjusted premiums, fees and other revenues were $910 million, down 8 percent.

CORPORATE & OTHER

($ in millions)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Change
Adjusted earnings	$(262)	$(258)
Notable item(s)	$0	$0

•Adjusted loss of $262 million, compared to an adjusted loss of $258 million in the prior-year period.

INVESTMENTS

($ in millions)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Change
Adjusted net investment income	$5,056	$4,163	21%

•Adjusted net investment income was $5.1 billion, up 21 percent. Recurring investment income was $4.9 billion, compared to $4.2 billion in the prior-year period, driven by higher interest rates and asset growth. Variable investment income was $179 million, compared to a variable investment loss of $53 million in the prior-year period, driven by higher private equity returns.

THIRD QUARTER 2023 NOTABLE ITEMS

($ in millions)	Adjusted Earnings
	Three Months Ended September 30, 2023
Notable Items	U.S.		Asia	Latin America	EMEA	MetLife Holdings	Corporate & Other	Total
	Group Benefits	Retirement and Income Solutions
Actuarial assumption review and other insurance adjustments	$27	$61	$(94)	$0	$18	$2	$0	$14
Total notable items	$27	$61	$(94)	$0	$18	$2	$0	$14

###

Contacts:     For Media:        Dave Franecki (973) 264-7465
For Investors:         John Hall (212) 578-7888

About MetLife
MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help individual and institutional customers build a more confident future. Founded in 1868, MetLife has operations in more than 40 markets globally and holds leading positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.
Conference Call
MetLife will hold its third quarter 2023 earnings conference call and audio webcast on Thursday, November 2, 2023, from 9-10 a.m. (ET). The conference call will be available live via telephone and the internet. To listen via telephone, dial 877-692-8955 (U.S.) or 234-720-6979 (outside the U.S.). The participant access code is 2510803. To listen to the conference call via the internet, click the link to the webcast on the MetLife Investor Relations web page (https://investor.metlife.com). Those who want to listen to the call via telephone or the internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the internet beginning at 11 a.m. (ET) on Thursday, November 2, 2023, until Thursday, November 9, 2023, at 11:59 p.m. (ET). To listen to a replay of the conference call via telephone, dial 866-207-1041 (U.S.) or 402-970-0847 (outside the U.S.). The access code for the replay is 5865784. To access the replay of the conference call over the internet, visit the above-mentioned website.
Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and the tables that accompany this release) to:		should be read as, respectively:

(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ii)	net income (loss) per share;	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(iii)	adjusted earnings;	(iii)	adjusted earnings available to common shareholders;
(iv)	adjusted earnings per share;	(iv)	adjusted earnings available to common shareholders per diluted common share;
(v)	book value per share;	(v)	book value per common share;
(vi)	book value per share, excluding AOCI other than FCTA;	(vi)	book value per common share, excluding AOCI other than FCTA;
(vii)	return on equity; and	(vii)	return on MetLife, Inc.’s common stockholders’ equity; and
(viii)	adjusted return on equity, excluding AOCI other than FCTA.	(viii)	adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA.
In this news release, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding for MetLife and its investors of MetLife's performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment.

The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	total adjusted revenues;	(i)	total revenues;
(ii)	total adjusted expenses;	(ii)	total expenses;
(iii)	adjusted premiums, fees and other revenues;	(iii)	premiums, fees and other revenues;
(iv)	adjusted premiums, fees and other revenues, excluding PRT;	(iv)	premiums, fees and other revenues;

(v)	adjusted net investment income;	(v)	net investment income
(vi)	adjusted capitalization of deferred policy acquisition costs (DAC);	(vi)	capitalization of DAC;
(vii)	adjusted earnings available to common shareholders;	(vii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(viii)	adjusted earnings available to common shareholders, excluding total notable items;	(viii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ix)	adjusted earnings available to common shareholders per diluted common share;	(ix)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(x)	adjusted earnings available to common shareholders, excluding total notable items, per diluted common share;	(x)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xi)	adjusted return on equity;	(xi)	return on equity;
(xii)	adjusted return on equity, excluding AOCI other than FCTA;	(xii)	return on equity;
(xiii)	adjusted return on equity, excluding total notable items (excludes AOCI other than FCTA);	(xiii)	return on equity;
(xiv)	investment portfolio gains (losses);	(xiv)	net investment gains (losses);
(xv)	derivative gains (losses);	(xv)	net derivative gains (losses);
(xvi)	total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;	(xvi)	total MetLife, Inc.’s stockholders’ equity;
(xvii)	total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA);	(xvii)	total MetLife, Inc.’s stockholders’ equity;
(xviii)	book value per common share, excluding AOCI other than FCTA;	(xviii)	book value per common share;
(xix)	free cash flow of all holding companies;	(xix)	MetLife, Inc. (parent company only) net cash provided by (used in) operating activities;
(xx)	adjusted other expenses;	(xx)	other expenses;
(xxi)	adjusted other expenses, net of adjusted capitalization of DAC;	(xxi)	other expenses, net of capitalization of DAC;
(xxii)	adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses;	(xxii)	other expenses, net of capitalization of DAC;
(xxiii)	adjusted expense ratio;	(xxiii)	expense ratio;
(xxiv)	adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT;	(xxiv)	expense ratio;
(xxv)	direct expenses;	(xxv)	other expenses;
(xxvi)	direct expenses, excluding total notable items related to direct expenses;	(xxvi)	other expenses;
(xxvii)	direct expense ratio; and	(xxvii)	expense ratio; and
(xxviii)	direct expense ratio, excluding total notable items related to direct expenses and PRT.	(xxviii)	expense ratio.

Any of these financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the most recent period. As a result, comparable prior period amounts are updated each period to reflect the most recent period average currency exchange rates.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings news release and in this period’s quarterly financial supplement, which is available at www.metlife.com.

MetLife’s definitions of non-GAAP and other financial measures discussed in this news release may differ from those used by other companies:
Adjusted earnings and related measures
•adjusted earnings;
•adjusted earnings available to common shareholders;
•adjusted earnings available to common shareholders on a constant currency basis;
•adjusted earnings available to common shareholders, excluding total notable items;
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;
•adjusted earnings available to common shareholders per diluted common share;
•adjusted earnings available to common shareholders on a constant currency basis per diluted common share;
•adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share.

These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings and components of, or other financial measures based on, adjusted earnings are also MetLife’s GAAP measures of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of MetLife's performance relative to its business plan and facilitate comparisons to industry results.

Effective January 1, 2023, MetLife adopted ASU 2018-12, Financial Services - Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts, as amended ("LDTI"), with a transition date of January 1, 2021, which impacted the calculation of adjusted earnings. Due to the adoption of LDTI, the measurement model was simplified for DAC and value of business acquired ("VOBA"), and most embedded derivatives were reclassified as market risk benefits. As a result, MetLife updated its calculation of adjusted earnings to remove certain adjustments related to the amortization of DAC, VOBA and related intangibles and adjusted for changes in measurement of certain guarantees. Under LDTI, adjusted earnings excludes changes in fair value associated with market risk benefits, changes in discount rates on certain annuitization guarantees, losses at contract inception for certain single premium business, and asymmetrical accounting associated with in-force reinsurance. All periods presented herein reflect the updated calculation of adjusted earnings.
Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends.
Adjusted revenues and adjusted expenses
These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of (i) market volatility which could distort trends, (ii) asymmetrical and non-economic accounting, and (iii) revenues and costs related to divested businesses, non-core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP.
Market volatility can have a significant impact on MetLife’s financial results. Adjusted earnings excludes net investment gains (losses), net derivative gains (losses), market risk benefits remeasurement gains (losses) and goodwill impairments. Further, policyholder benefits and claims exclude (i) changes in the discount rate on certain annuitization guarantees accounted for as additional liabilities and (ii) market value adjustments.
Asymmetrical and non-economic accounting adjustments are made to the line items indicated in calculating adjusted earnings:
•Net investment income includes earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment ("Investment hedge adjustments").
•Other revenues include settlements of foreign currency earnings hedges.
•Policyholder benefits and claims excludes (i) amortization of basis adjustments associated with de-designated fair value hedges of future policy benefits, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments, and (iii) non-economic losses incurred at contract inception for certain single premium annuity business. These losses are amortized into adjusted earnings within policyholder benefits and claims over the estimated lives of the contracts.
•Interest credited to policyholder account balances excludes amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments.
Divested businesses are those that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP. Divested businesses also include the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP.
Other adjustments are made to the line items indicated in calculating adjusted earnings:
•Net investment income and interest credited to policyholder account balances excludes certain amounts related to contractholder-directed equity securities ("Unit-linked contract income") and ("Unit-linked contract costs").
•Other revenues include fee revenue on synthetic GICs accounted for as freestanding derivatives.
•Other revenues exclude and other expenses include fees received in connection with services provided under transition service agreements.
•Other expenses exclude (i) implementation of new insurance regulatory requirements and other costs, and (ii) acquisition, integration and other related costs. Other expenses include (i) deductions for net income attributable to noncontrolling interests, and (ii) benefits accrued on synthetic GICs accounted for as freestanding derivatives.
Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.
The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife's effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.
In addition, adjusted earnings available to common shareholders excludes the impact of preferred stock redemption premium which is reported as a reduction to net income (loss) available to MetLife, Inc.’s common shareholders.

Investment portfolio gains (losses) and derivative gains (losses)
These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses, as well as investment portfolio gains (losses) of divested businesses. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within adjusted earnings and not within derivative gains (losses).
Return on equity and related measures
•Total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), future policy benefits discount rate remeasurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.
•Total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA): total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), future policy benefits discount rate remeasurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses), defined benefit plans adjustment components of AOCI, and total notable items, net of income tax.
•Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.
•Adjusted return on MetLife, Inc.'s common stockholders' equity: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity.
•Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA.
•Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA): adjusted earnings available to common shareholders, excluding total notable items, divided by MetLife, Inc.'s average common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA).
The above measures represent a level of equity consistent with the view that, in the ordinary course of business, MetLife does not plan to sell most investments for the sole purpose of realizing gains or losses.
Expense ratio, direct expense ratio, adjusted expense ratio and related measures
•Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues.
•Direct expense ratio: adjusted direct expenses, divided by adjusted premiums, fees and other revenues. Direct expenses are comprised of employee-related costs, third-party staffing costs, and general and administrative expenses.
•Direct expense ratio, excluding total notable items related to direct expenses and PRT: adjusted direct expenses, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
•Adjusted expense ratio: adjusted other expenses, net of adjusted capitalization of DAC, divided by adjusted premiums, fees and other revenues.
•Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT: adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
Asia General account (GA) assets under management (GA AUM) and related measures

Asia GA AUM is used by MetLife to describe assets in its Asia GA investment portfolio. Asia GA AUM is stated at estimated fair value and is comprised of Asia GA total investments, the portion of the Asia GA investment portfolio classified within assets held-for-sale and cash and cash equivalents, excluding policy loans, contractholder-directed equity securities, fair value option securities, mortgage loans originated for third parties and certain other invested assets. Mortgage loans, net of mortgage loans originated for third parties ("net mortgage loans") (including commercial ("net commercial mortgage loans"), agricultural ("net agricultural mortgage loans") and residential mortgage loans) and real estate equity (including real estate and real estate joint ventures) included in Asia GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. At the segment level, intersegment balances (intercompany activity, primarily related to investments in subsidiaries, that eliminate at the MetLife consolidated level) are excluded from Asia GA AUM.
Asia GA AUM (at amortized cost) excludes the following adjustments: (i) unrealized gain (loss) on investments carried at estimated fair value and (ii) adjustments from carrying value to estimated fair value on net mortgage loans (including net commercial mortgage loans, net agricultural mortgage loans and residential mortgage loans) and real estate and real estate joint ventures. Asia GA AUM (at amortized cost) is presented net of related allowance for credit loss.
Statistical sales information:
•U.S.:
◦Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products.
◦Retirement and Income Solutions: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance.

•Latin America, Asia and EMEA: calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group).

Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

The following additional information is relevant to an understanding of MetLife’s performance results and outlook:
•Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.
•Holding company cash and liquid assets are held by MetLife, Inc. collectively with other MetLife holding companies and include cash and cash equivalents, short term investments and publicly traded securities excluding assets that are pledged or otherwise committed. Assets pledged or otherwise committed include amounts received in connection with securities lending, repurchase agreements, derivatives, regulatory deposits, the collateral financing arrangement, funding agreements and secured borrowings, as well as amounts held in the closed block.
•MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders.
•Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders.
•We refer to observable forward yield curves as of a particular date in connection with making our estimates for future results. The observable forward yield curves at a given time are based on implied future interest rates along a range of interest rate durations. This includes the 10-year U.S. Treasury rate which we use as a benchmark rate to describe longer-term interest rates used in our estimates for future results.

Forward-Looking Statements
This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” "are confident," “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. They include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, future sales efforts, future expenses, the outcome of contingencies such as legal proceedings, and future trends in operations and financial results.

Many factors determine the results of MetLife, Inc., its subsidiaries and affiliates, and they involve unpredictable risks and uncertainties. Our forward-looking statements depend on our assumptions, our expectations, and our understanding of the economic environment, but they may be inaccurate and may change. MetLife, Inc. does not guarantee any future performance. Our results could differ materially from those MetLife, Inc. expresses or implies in forward-looking statements. The risks, uncertainties and other factors, including those relating to the COVID-19 pandemic, identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission, and others, may cause such differences. These factors include:

(1)economic condition difficulties, including risks relating to public health, interest rates, credit spreads, equity, real estate, obligors and counterparties, government default, currency exchange rates, derivatives, climate change and terrorism and security;
(2)global capital and credit market adversity;
(3)credit facility inaccessibility;
(4)financial strength or credit ratings downgrades;
(5)unavailability, unaffordability, or inadequate reinsurance, including reinsurance risks that arise from reinsurers' credit risk, and the potential shortfall or failure of risk mitigants to protect against such risks;
(6)statutory life insurance reserve financing costs or limited market capacity;
(7)legal, regulatory, and supervisory and enforcement policy changes;
(8)changes in tax rates, tax laws or interpretations;
(9)litigation and regulatory investigations;
(10)London Interbank Offered Rate discontinuation and transition to alternative reference rates;
(11)unsuccessful efforts to meet all environmental, social, and governance standards or to enhance our sustainability;

(12)MetLife, Inc.’s inability to pay dividends and repurchase common stock;
(13)MetLife, Inc.’s subsidiaries’ inability to pay dividends to MetLife, Inc.;
(14)investment defaults, downgrades, or volatility;
(15)investment sales or lending difficulties;
(16)collateral or derivative-related payments;
(17)investment valuations, allowances, or impairments changes;
(18)claims or other results that differ from our estimates, assumptions, or models;
(19)global political, legal, or operational risks;
(20)business competition;
(21)technological changes;
(22)catastrophes;
(23)climate changes or responses to it;
(24)deficiencies in our closed block;
(25)goodwill or other asset impairment, or deferred income tax asset allowance;
(26)impairment of VOBA, value of distribution agreements acquired or value of customer relationships acquired;
(27)product guarantee volatility, costs, and counterparty risks;
(28)risk management failures;
(29)insufficient protection from operational risks;
(30)failure to protect confidentiality and integrity of data or other cybersecurity or disaster recovery failures;
(31)accounting standards changes;
(32)excessive risk-taking;
(33)marketing and distribution difficulties;
(34)pension and other postretirement benefit assumption changes;
(35)inability to protect our intellectual property or avoid infringement claims;
(36)acquisition, integration, growth, disposition, or reorganization difficulties;
(37)Brighthouse Financial, Inc. separation risks;
(38)MetLife, Inc.’s Board of Directors influence over the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; and
(39)legal- and corporate governance-related effects on business combinations.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in subsequent reports to the U.S. Securities and Exchange Commission.

MetLife, Inc.
GAAP Interim Condensed Consolidated Statements of Operations
(Unaudited)
(In millions)

	For the Three Months Ended
	September 30,
	2023	2022
Revenues
Premiums	$11,230	$17,332
Universal life and investment-type product policy fees	1,334	1,275
Net investment income	4,825	3,585
Other revenues	606	728
Net investment gains (losses)	(927)	(411)
Net derivative gains (losses)	(1,202)	(226)
Total revenues	15,866	22,283

Expenses
Policyholder benefits and claims	11,130	17,603
Policyholder liability remeasurement (gains) losses	(17)	136
Market risk benefit remeasurement (gains) losses	(796)	(965)
Interest credited to policyholder account balances	1,658	1,014
Policyholder dividends	153	158
Amortization of DAC and VOBA	499	441
Amortization of negative VOBA	(7)	(7)
Interest expense on debt	265	239
Other expenses, net of capitalization of DAC	2,447	2,249
Total expenses	15,332	20,868

Income (loss) before provision for income tax	534	1,415
Provision for income tax expense (benefit)	39	248
Net income (loss)	495	1,167
Less: Net income (loss) attributable to noncontrolling interests	6	5
Net income (loss) attributable to MetLife, Inc.	489	1,162
Less: Preferred stock dividends	67	64
Net income (loss) available to MetLife, Inc.'s common shareholders	$422	$1,098

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share data)

	For the Three Months Ended
	September 30,
	2023		2022
Reconciliation to Adjusted Earnings Available to Common Shareholders		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)
Net income (loss) available to MetLife, Inc.'s common shareholders	$422	$0.56	$1,098	$1.37

Adjustments from net income (loss) available to common shareholders to adjusted earnings available to common shareholders:
Less: Net investment gains (losses)	(927)	(1.23)	(411)	(0.51)
Net derivative gains (losses)	(1,202)	(1.59)	(226)	(0.28)
Market risk benefit remeasurement gains (losses)	796	1.05	965	1.21
Premiums	—	—	—	—
Universal life and investment-type product policy fees	—	—	—	—
Net investment income	(231)	(0.31)	(578)	(0.72)
Other revenues	(11)	(0.01)	40	0.05
Policyholder benefits and claims and policyholder dividends	69	0.10	(175)	(0.23)
Policyholder liability remeasurement (gains) losses	—	—	—	—
Interest credited to policyholder account balances	47	0.06	338	0.42
Capitalization of DAC	—	—	—	—
Amortization of DAC and VOBA	—	—	—	—
Amortization of negative VOBA	—	—	—	—
Interest expense on debt	—	—	—	—
Other expenses	(30)	(0.04)	(60)	(0.07)
Goodwill impairment	—	—	—	—
Provision for income tax (expense) benefit	429	0.57	110	0.14
Add: Net income (loss) attributable to noncontrolling interests	6	0.01	5	0.01
Preferred stock redemption premium	—	—	—	—
Adjusted earnings available to common shareholders	1,488	1.97	1,100	1.37
Less: Total notable items (2)	14	0.02	12	0.01
Adjusted earnings available to common shareholders, excluding total notable items (2)	$1,474	$1.95	$1,088	$1.36

Adjusted earnings available to common shareholders on a constant currency basis	$1,488	$1.97	$1,123	$1.40
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$1,474	$1.95	$1,111	$1.39

Weighted average common shares outstanding - diluted		755.5		800.7

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions)

	For the Three Months Ended
	September 30,
	2023	2022
Premiums, Fees and Other Revenues
Premiums, fees and other revenues	$13,170	$19,335
Less: Adjustments to premiums, fees and other revenues:
Asymmetrical and non-economic accounting	—	—
Other adjustments	(11)	40
Divested businesses	—	—
Adjusted premiums, fees and other revenues	$13,181	$19,295

Adjusted premiums, fees and other revenues, on a constant currency basis	$13,181	$19,394
Less: PRT (3)	1,461	8,466
Adjusted premiums, fees and other revenues, excluding PRT, on a constant currency basis	$11,720	$10,928

Net Investment Income
Net investment income	$4,825	$3,585
Less: Adjustments to net investment income
Investment hedge adjustments	(232)	(252)
Unit-linked contract income	4	(321)
Other adjustments	(3)	(5)
Divested businesses	—	—
Adjusted net investment income	$5,056	$4,163

Revenues and Expenses
Total revenues	$15,866	$22,283
Less: Adjustments to total revenues:
Net investment gains (losses)	(927)	(411)
Net derivative gains (losses)	(1,202)	(226)
Investment hedge adjustments	(232)	(252)
Asymmetrical and non-economic accounting	—	—
Unit-linked contract income	4	(321)
Other adjustments	(14)	35
Divested businesses	—	—
Total adjusted revenues	$18,237	$23,458

Total expenses	$15,332	$20,868
Less: Adjustments to total expenses:
Market risk benefit remeasurement (gains) losses	(796)	(965)
Goodwill impairment	—	—
Asymmetrical and non-economic accounting	(49)	205
Market volatility	(64)	(66)
Unit-linked contract costs	(3)	(302)
Other adjustments	21	47
Divested businesses	9	13
Total adjusted expenses	$16,214	$21,936

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share and ratio data)

	For the Three Months Ended
	September 30,
	2023	2022
Expense Detail and Ratios

Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC
Capitalization of DAC	$(742)	$(626)
Less: Divested businesses	—	—
Adjusted capitalization of DAC	$(742)	$(626)

Reconciliation of Other Expenses to Adjusted Other Expenses
Other expenses	$3,189	$2,875
Less: Other adjustments	21	47
Less: Divested businesses	9	13
Adjusted other expenses	$3,159	$2,815

Other Detail and Ratios
Other expenses, net of capitalization of DAC	$2,447	$2,249

Premiums, fees and other revenues	$13,170	$19,335

Expense ratio	18.6%	11.6%

Direct expenses	$1,447	$1,342
Less: Total notable items related to direct expenses (2)	—	—
Direct expenses, excluding total notable items related to direct expenses (2)	$1,447	$1,342

Adjusted other expenses	$3,159	$2,815
Adjusted capitalization of DAC	(742)	(626)
Adjusted other expenses, net of adjusted capitalization of DAC	2,417	2,189
Less: Total notable items related to adjusted other expenses (2)	—	—
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses (2)	$2,417	$2,189

Adjusted premiums, fees and other revenues	$13,181	$19,295
Less: PRT	1,461	8,466
Adjusted premiums, fees and other revenues, excluding PRT	$11,720	$10,829

Direct expense ratio	11.0%	7.0%
Direct expense ratio, excluding total notable items related to direct expenses and PRT (2)	12.3%	12.4%
Adjusted expense ratio	18.3%	11.3%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT (2)	20.6%	20.2%

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share data)

	September 30,
Equity Details	2023	2022
Total MetLife, Inc.'s stockholders' equity	$25,658	$29,389
Less: Preferred stock	3,818	3,818
MetLife, Inc.'s common stockholders' equity	21,840	25,571
Less: Net unrealized investment gains (losses), net of income tax	(26,548)	(21,652)
Future policy benefits discount rate remeasurement gain (losses), net of income tax	10,245	7,612
Market risk benefits instrument-specific credit risk remeasurement gains (losses), net of income tax	(4)	174
Defined benefit plans adjustment, net of income tax	(1,308)	(1,536)
Total MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA	39,455	40,973
Less: Accumulated year-to-date total notable items (2)	14	89
Total MetLife, Inc.'s common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	$39,441	$40,884

	September 30,
Book Value (4)	2023	2022
Book value per common share	$29.34	$32.48
Less: Net unrealized investment gains (losses), net of income tax	(35.66)	(27.50)
Future policy benefits discount rate remeasurement gain (losses), net of income tax	13.77	9.67
Market risk benefits instrument-specific credit risk remeasurement gains (losses), net of income tax	(0.01)	0.22
Defined benefit plans adjustment, net of income tax	(1.76)	(1.95)
Book value per common share, excluding AOCI other than FCTA	$53.00	$52.04

Common shares outstanding, end of period (5)	744.4	787.3

	For the Three Months Ended
	September 30, (6)
Return on Equity	2023	2022
Return on MetLife, Inc.'s:
Common stockholders' equity	7.0%	15.8%

Adjusted return on MetLife, Inc.'s:
Common stockholders' equity	24.7%	15.9%
Common stockholders' equity, excluding AOCI other than FCTA	14.9%	10.6%
Common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	14.7%	10.5%

	For the Three Months Ended
	September 30,
Average Common Stockholders' Equity	2023	2022
Average common stockholders' equity	$24,142	$27,749
Average common stockholders' equity, excluding AOCI other than FCTA	$40,001	$41,343
Average common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	$39,994	$41,260

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders
(Unaudited)
(In millions)

	For the Three Months Ended
	September 30,
	2023	2022

U.S. (3):

Adjusted earnings available to common shareholders	$980	$751
Less: Total notable items (2)	88	79
Adjusted earnings available to common shareholders, excluding total notable items (2)	$892	$672

Adjusted premiums, fees and other revenues	$8,344	$14,754
Less: PRT	1,461	8,466
Adjusted premiums, fees and other revenues, excluding PRT	$6,883	$6,288

Group Benefits (3):

Adjusted earnings available to common shareholders	$510	$417
Less: Total notable items (2)	27	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$483	$417

Adjusted premiums, fees and other revenues	$5,866	$5,707

Retirement & Income Solutions (3):

Adjusted earnings available to common shareholders	$470	$334
Less: Total notable items (2)	61	79
Adjusted earnings available to common shareholders, excluding total notable items (2)	$409	$255

Adjusted premiums, fees and other revenues	$2,478	$9,047
Less: PRT	1,461	8,466
Adjusted premiums, fees and other revenues, excluding PRT	$1,017	$581

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders (Continued)
(Unaudited)
(In millions)

	For the Three Months Ended
	September 30,
	2023	2022

Asia:

Adjusted earnings available to common shareholders	$275	$267
Less: Total notable items (2)	(94)	(32)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$369	$299

Adjusted earnings available to common shareholders on a constant currency basis	$275	$263
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$369	$295

Adjusted premiums, fees and other revenues	$1,743	$1,805
Adjusted premiums, fees and other revenues, on a constant currency basis	$1,743	$1,752

Latin America:

Adjusted earnings available to common shareholders	$199	$159
Less: Total notable items (2)	—	1
Adjusted earnings available to common shareholders, excluding total notable items (2)	$199	$158

Adjusted earnings available to common shareholders on a constant currency basis	$199	$185
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$199	$184

Adjusted premiums, fees and other revenues	$1,484	$1,125
Adjusted premiums, fees and other revenues, on a constant currency basis	$1,484	$1,277

EMEA:

Adjusted earnings available to common shareholders	$88	$64
Less: Total notable items (2)	18	15
Adjusted earnings available to common shareholders, excluding total notable items (2)	$70	$49

Adjusted earnings available to common shareholders on a constant currency basis	$88	$65
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$70	$50

Adjusted premiums, fees and other revenues	$588	$537
Adjusted premiums, fees and other revenues, on a constant currency basis	$588	$537

MetLife Holdings (3):

Adjusted earnings available to common shareholders	$208	$117
Less: Total notable items (2)	2	(51)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$206	$168

Adjusted premiums, fees and other revenues	$910	$986

Corporate & Other (3):

Adjusted earnings available to common shareholders	$(262)	$(258)
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$(262)	$(258)

Adjusted premiums, fees and other revenues	$112	$88

See footnotes on last page.

MetLife, Inc.
(Unaudited)

			For the Three Months Ended
			September 30,
			2023	2022
Variable investment income (post-tax, in millions) (7)
U.S.
Group Benefits			$1	$(1)
Retirement and Income Solutions			35	(35)
Total U.S.			36	(36)
Asia			37	(18)
Latin America			5	—
EMEA			—	—
MetLife Holdings			35	(21)
Corporate & Other			28	33
Total variable investment income			$141	$(42)

	Segments: U.S., Asia, Latin America and EMEA (8)
	Capital Deployed	Value of New Business	Internal Rate of Return	Payback (Years)
Value of new business ($ in billions)
2022	$3.7	$2.3	17%	6
2021	$2.8	$1.9	17%	6
2020	$3.2	$1.9	17%	6
2019	$3.8	$1.8	15%	7
2018	$3.8	$2.1	15%	7

See footnotes on last page.

MetLife, Inc.
(Unaudited)

September 30, 2023
Cash & Capital (9), (10) (in billions)
Holding Companies Cash & Liquid Assets	$4.9

Footnotes

(1)	Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal (i) adjusted earnings available to common shareholders per diluted common share, less (ii) total notable items per diluted common share.

(2)	Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items can affect MetLife’s results either positively or negatively.

(3)	Results on a constant currency basis are not included as constant currency impact is not significant.

(4)	Book values exclude $3,818 million of equity related to preferred stock at both September 30, 2023 and 2022.

(5)	There were share repurchases of $0.8 billion for the three months ended September 30, 2023. There were share repurchases of approximately $250 million in October 2023.

(6)	Annualized using quarter-to-date results.

(7)	Assumes a 21% tax rate.

(8)	Excludes MetLife Holdings; Value of New Business is the present value of future profits net of the cost of capital and time value of guarantees from new sales.

(9)
The total U.S. statutory adjusted capital is expected to be approximately $17.7 billion at September 30, 2023, up 2% from June 30, 2023. This balance includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company.

(10)	The expected Japan solvency margin ratio as of September 30, 2023 is approximately 600%.